UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 17, 2014
Date of Report (date of earliest event reported)

Fuse Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3664872	000-10093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4770 Bryant Irvin Court, Suite 300, Fort Worth, TX 76107
(Address of principal executive offices) (Zip Code)

(817) 439-7025
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 17, 2014, Fuse Medical, Inc. (the “Company”) entered into an Independent Representative Agreement (the “Agreement”) with Vilex, Inc. (“Vilex”), pursuant to which the Company was appointed as a representative of Vilex to promote and sell Vilex’s products in the United States.

Under the Agreement, the Company is a non-exclusive representative of Vilex, except for certain specified customers. The term of the Agreement is five years, and will automatically renew for additional one-year periods at the expiration of the original term unless terminated as provided therein. The Company will be paid a commission based on its net sales.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement. The Company plans to file the Agreement as an exhibit to its next periodic report and plans to seek confidential treatment of certain terms in the Agreement at such time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fuse Medical, Inc. (Registrant)

Date: August 1, 2014	By:	/s/ D. Alan Meeker
	Name:	D. Alan Meeker
	Title:	Chief Executive Officer

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